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                                                                    Exhibit 99-1



                         LEXINGTON PRECISION CORPORATION
                                767 Third Avenue
                            New York, New York 10017

FOR IMMEDIATE RELEASE
---------------------

LEXINGTON PRECISION SELLS $7.5 MILLION SENIOR UNSECURED NOTES

NEW YORK, October 29, 1997 -- Lexington Precision Corporation announced the sale, on October 27, 1997, of $7,500,000 principal amount of its 10-1/2% senior unsecured notes to an institutional investor. The notes mature in their entirety on February 1, 2000. Net proceeds from the sale of the notes, which totaled $7,425,000, were used to refinance loans outstanding under the company's secured revolving line of credit.

Lexington Precision Corporation manufactures high-quality rubber and metal component parts.

Contact: Warren Delano
         (212) 319-4657




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